CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Majesco Entertainment Company

We hereby consent to the incorporation by reference of our report dated January 19, 2007 included in this Form 10-K on the consolidated financial statements of Majesco Entertainment Company as of October 31, 2006 and for each of the two years in the period ended October 31, 2006, into the Company’s previously filed registration statements on Form S-8 (No. 333-120143), and Forms S-3 (333-122519; 333-115822; 333-121640; 333-120103; 333-135463; and 333-146253).

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

January 29, 2008